     As filed with the Securities and Exchange Commission on June 1, 1999

                                                 Registration No.333- __________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          DATAWARE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                                  06-1232140
(State or other jurisdiction of incorporation)           (I.R.S. Employer
                                                        Identification No.)

                One Canal Park, Cambridge, Massachusetts 02142
                   (Address of Principal Executive Offices)

         OPTIONS ISSUED IN CONSIDERATION OF EMPLOYMENT IN CONNECTION
             WITH THE ACQUISITION OF SOVEREIGN HILL SOFTWARE, INC.
                           (Full title of the plan)

                               MICHAEL GONNERMAN
             Vice President, Chief Financial Officer and Treasurer
                          Dataware Technologies, Inc.
                                One Canal Park
                        Cambridge, Massachusetts 02142
                                (617) 621-0820
           (Name, address and telephone number of agent for service)

                                with copies to:

                              MATTHEW C. DALLETT
                              Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0303

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
    Title of Securities to be             Amount to be           Proposed Maximum          Proposed Maximum            Amount of
            Registered                   Registered  (1)        Offering Price Per        Aggregate Offering       Registration Fee
                                                                    Share (2)                Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            352,750 shares               $2.9375                $1,036,203                   $288
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the exercise price of the outstanding options.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         The information required by Part I of Form S-8 is included in documents sent or given to the optionholder by Dataware Technologies, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

         The written statement required to be provided to the optionholder pursuant to this Item is set forth in the documents referenced in Item 1 above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998;

         (b) All other reports filed pursuant to Section 13(a) or 15(d)of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registant's fiscal year ended December 31, 1998;

         (c) The Registrant's Current Report on Form 8-K filed with the SEC on January 14, 1999, as amended by Amendment No. 1 and Amendment No. 2 to Form 8-K filed with the SEC on March 16, 1999 and March 17, 1999, respectively; and

         (d) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A, declared effective by the SEC on July 19, 1993, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed after the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

         Article FIFTH, Section 6 of the Registrant's Restated Certificate of Incorporation, as amended to date, provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article FIFTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article FIFTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article FIFTH.

         Article FIFTH, Section 7 of the Registrant's Restated Certificate of Incorporation, as amended to date, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

         Article V, Section 1 of the By-Laws of the Registrant, as amended through to date, permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

         The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index immediately following signature pages.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 of 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 27th day of May, 1999.


                                     DATAWARE TECHNOLOGIES, INC.


                                     By: /s/ Michael Gonnerman
                                         -----------------------------
                                         Michael Gonnerman
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Dataware Technologies, Inc. hereby severally constitute and appoint David Mahoney, Michael Gonnerman, and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                   TITLE                         DATE
       ---------                   -----                         ----

/s/ David Mahoney             President and Chief                May 27, 1999
-----------------
David Mahoney                 Executive Officer
                              (Principal Executive Officer)


/s/ Kurt Mueller              Chairman of the Board              May 27, 1999
----------------
Kurt Mueller


/s/ Michael Gonnerman         Vice President, Chief Financial    May 27, 1999
---------------------
Michael Gonnerman             Officer and Treasurer
                              (Principal Financial and
                              Principal Accounting Officer)


/s/ Jeffrey O. Nyweide        Vice Chairman and Senior           May 27, 1999
----------------------
Jeffrey O. Nyweide            Executive Vice President
                              of Business Development
                              and Director


/s/ Stephen H. Beach          Director                           May 27, 1999
--------------------
Stephen H. Beach



/s/ William R. Lonergan       Director                           May 27, 1999
-----------------------
William R. Lonergan

EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------
  4.3 Rights Agreement dated July 8, 1996, by and between American Stock Transfer & Trust Company as Rights Agent and the Registrant (the "Rights Agreement"). (1)

  4.4     First Amendment to the Rights Agreement, dated April 14, 1997. (2)

  5.1 Opinion of Palmer & Dodge LLP as to the legality of the shares being registered, filed herewith.

 23.1 Consent of PricewaterhouseCoopers LLP, independent auditors, filed herewith.

 23.2 Consent of Deloitte & Touche LLP, independent auditors, filed herewith.

 23.3     Consent of Palmer & Dodge LLP. Included in the opinion filed as
          Exhibit 5 hereto.

   24 Power of Attorney. Included on the signature page to this Registration Statement.

_______________________________

(1) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on July 18, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.